Exhibit 99.1

COMPANY CONTACT

Chris King

(240) 744-1150

FOR IMMEDIATE RELEASE

TUESDAY, JULY 22, 2008

DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER RESULTS

BETHESDA, Maryland, Tuesday July 22, 2008 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its second fiscal quarter 2008, which ended on June 13, 2008.  The Company is a lodging focused real estate investment trust that owns twenty premium hotels in North America.

Second Quarter 2008 Highlights

•                  RevPAR: The Company’s same-store RevPAR increased 1.5 percent compared to the same period in 2007.

•                  Hotel Adjusted EBITDA Margins: The Company’s same-store Hotel Adjusted EBITDA margins decreased 60 basis points compared to the same period in 2007.

•                  Adjusted EBITDA: The Company’s Adjusted EBITDA was $53.5 million.

•                  Adjusted FFO: The Company’s adjusted funds from operations (“Adjusted FFO”) was $41.2 million and Adjusted FFO per diluted share was $0.43.

•                  Dividend: The Company paid a quarterly dividend of $0.25 per share during the second quarter.

William W. McCarten, Chairman and Chief Executive Officer, stated: “DiamondRock’s second quarter results were at the low end of our expectations.  The bright spots for demand in the quarter included the Chicago Conrad as well as our hotels located in Los Angeles and New York City.  However, as the general economy continues to soften, we face a difficult operating environment with particular challenges in the Atlanta and suburban Chicago markets.  In response, we continue to work aggressively with our operators to implement revenue management strategies and cost containment measures.  The team did an excellent job with margins in the second quarter given the modest revenue growth.”

Mr. McCarten added, “Lodging is a cyclical business, and we are currently in the most difficult phase of that cycle.  With low or negative GDP growth, reduced airline capacity, and declining corporate profits, the lodging industry will likely generate negative revenue growth for the balance of 2008.  Despite these headwinds, we believe that DiamondRock is well positioned.  Anticipating the slowdown, we have purposely maintained one of the lowest levels of leverage in the industry.  With a high quality portfolio of hotels and a stellar balance sheet, DiamondRock is poised to weather the downturn and opportunistically deploy its capital to create shareholder value.”

Mr. McCarten concluded, “As we previously announced, on September 1st, Mark W. Brugger will become our Chief Executive Officer.  I think he will bring energy, creativity and good judgment to this role, enabling DiamondRock to continue to make the correct strategic decisions in the current difficult economy.  I intend to continue to work closely with Mark as the Chairman of the Board of Directors and Mark will continue to be supported by the same executive team that helped launch the Company.”

Operating Results

Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margins,” “FFO,” “Adjusted FFO” and “same-store.”

For the second quarter ended June 13, 2008, the Company reported the following:

•                  Revenues of $181.0 million compared to $179.5 million for the comparable period in 2007.

•                  Adjusted EBITDA of $53.5 million compared to $54.6 million for the comparable period in 2007.

•                  Adjusted FFO and Adjusted FFO per diluted share of $41.2 million and $0.43, respectively, compared to $39.6 million and $0.42, respectively, for the comparable period in 2007.

•                  Net income of $21.8 million (or $0.23 per diluted share) compared to $20.5 million (or $0.21 per diluted share) for the comparable period in 2007.

Same-store RevPAR for the second quarter increased 1.5 percent to $141.20 from $139.14 for the comparable period in 2007, driven by a 2.2 percent increase in the average daily rate and a 0.5 percentage point decrease in occupancy (from 76.2 percent to 75.7 percent). Same-store Hotel Adjusted EBITDA margins for our hotels decreased 60 basis points from the comparable period in the prior year.

For the period from January 1, 2008 to June 13, 2008, the Company reported the following:

•                  Revenues of $313.9 million compared to $313.3 million for the comparable period in 2007.

•                  Adjusted EBITDA of $83.7 million compared to $88.6 million for the comparable period in 2007.

•                  Adjusted FFO and Adjusted FFO per diluted share of $64.4 million and $0.68, respectively, compared to $63.8 million and $0.68, respectively, for the comparable period in 2007.

•                  Net income of $26.9 million (or $0.28 per diluted share) compared to $27.3 million (or $0.29 per diluted share) for the comparable period in 2007.

Same-store RevPAR for year-to-date increased 1.0 percent to $130.53 from $129.19 for the comparable period in 2007, driven by a 2.7 percent increase in the average daily rate and a 1.2 percentage point decrease in occupancy (from 73.5 percent to 72.3 percent). Year-to-date, same-store Hotel Adjusted EBITDA margins for our hotels decreased 108 basis points from the comparable period in the prior year.

Excluding the Chicago Marriott Downtown, which underwent a $35 million renovation and associated disruption earlier this year, same-store RevPAR for the year-to-date increased 2.7% and same-store Hotel Adjusted EBITDA margins for the year-to-date decreased 91 basis points.

Operating Results Compared to Prior Guidance

The following is a chart showing our actual second quarter 2008 results compared to our guidance for the second quarter 2008:

	Q2 2008 Guidance	Actual Q2 2008 Results
RevPAR Growth	2% to 4%	1.5%
Adjusted EBITDA	$52 to $55 million	$53.5 million
Adjusted FFO	$41 to $43 million	$41.2 million
Adjusted FFO/Share	$0.43 to $0.45 per diluted share	$0.43 per diluted share

Share Repurchases

The Board of Directors has authorized the Company to repurchase up to 4.8 million shares of its common stock.  As of July 21, 2008, the Company has purchased 2.8 million shares of its common stock under the Board authorization at an average price of $10.74.

Balance Sheet

As of the end of the second quarter, the Company had total assets of approximately $2.1 billion. Cash and cash equivalents were $59.1 million, including $34.1 million of restricted cash.

As of the end of the second quarter, the Company had total debt of approximately $855.1 million, comprised of limited recourse, property-specific mortgages and $32.0 million outstanding under its $200 million senior unsecured credit facility.  The Company’s debt has a weighted average interest rate of 5.5 percent and a weighted average maturity of 6.9 years as of June 13, 2008.  Eight of the Company’s 20 hotels were unencumbered by mortgage debt as of June 13, 2008.

As of the end of the second quarter, the Company continued to own 100% of its properties directly and has never issued operating partnership units or preferred stock.

Outlook

The Company is providing guidance, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission.

In the current economic environment, we believe that it is difficult to forecast future results.  With the soft economy impacting leisure and business travelers, compounded by reductions in airline capacity, we currently believe that room demand in several of our key markets will be lower than our revised expectations at the end of the first quarter.  As a result, we currently expect full year RevPAR growth to be in the range of negative 1 to negative 3 percent.  The Chicago Marriott Downtown, which underwent a $35 million renovation this year, negatively impacts the full year RevPAR projections by approximately 1 percentage point in 2008.

Based on our current expectations for RevPAR growth for the full year, we project:

•                  Adjusted EBITDA of $175 to $181 million.

•                  Adjusted FFO of $136 to $140 million.

•                  Adjusted FFO per share of $1.46 to $1.51 based on 93.0 million weighted average diluted shares.  The share count incorporates the full benefit of the 4.8 million share repurchase program.

For the third fiscal quarter of 2008, we expect:

•                  Same-store RevPAR to decrease 3 to 5 percent.

•                  Adjusted EBITDA of $36 million to $39 million.

•                  Adjusted FFO of $29 million to $31 million.

•                  Adjusted FFO per share of $0.32 to $0.34 based on 92.0 million weighted average diluted shares. The share count incorporates the full benefit of the 4.8 million share repurchase program.

Dividends for Second Quarter 2008

On June 24, 2008, a cash dividend of $0.25 per share was paid to shareholders of record as of June 13, 2008, the last day of our second fiscal quarter.

Major Capital Expenditures

DiamondRock has and continues to make significant capital investments in its hotels.  In 2008, the Company plans to commence or complete approximately $70 to $80 million of capital improvements at its hotels.  The Company spent $36.8 million on capital improvements at its hotels from January 1, 2008 to June 13, 2008.  The most significant capital projects for 2008 are as follows:

•                  Chicago Marriott Downtown:  The Company has substantially completed a $35 million renovation of the hotel.  The project included a complete renovation of all the meeting and ballrooms, adding 17,000 square feet of new meeting space, reconcepting and relocating the restaurant, expanding the lobby bar and creating a Marriott “great room” in the lobby.  The project began during the third quarter of 2007 and was substantially completed in April 2008.  The estimated disruption of approximately $2 million to Hotel Adjusted EBITDA, mainly associated with the ballroom renovations, primarily impacted the first quarter of 2008.

•                  Westin Boston Waterfront: The Company has completed the construction of additional meeting rooms in the building attached to the hotel.  The $19 million project included the creation of over 37,000 square feet of meeting and exhibition space.  The project began in the third quarter of 2007 and was substantially completed in the first quarter of 2008.

•                  Chicago Conrad: The Company completed its renovation of the guestrooms and corridors during the first quarter and is currently upgrading the arrival experience with a front entrance repositioning to be completed during the third quarter of 2008.

•                  Salt Lake City Marriott: The Company plans to significantly renovate the guestrooms at the hotel in late 2008.

Earnings Call

The Company will host a conference call to discuss its second quarter 2008 results and its 2008 guidance on Wednesday, July 23, 2008, at 10:00 am Eastern Time (ET).  To participate in the live call, investors are invited to dial 1-888-713-4218 (for domestic callers) or 617-213-4870 (for international callers).  The participant passcode is 57914861. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for one year.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties.  DiamondRock owns 20 hotels with approximately 9,600 guestrooms.  For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to complete planned renovation on budget; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions; our ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Reporting Periods for Statement of Operations

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, the manager of the majority of our hotel properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Noble Management Group, LLC, our manager of the Westin Atlanta North, Vail Resorts, our manager of the Vail Marriott, Hilton Hotels Corporation, our manager of the Conrad Chicago, and Westin Hotel Management, L.P., our manager of the Westin Boston

Waterfront report results on a monthly basis. Additionally, the Company, as a REIT, is required by tax law to report results on a calendar year. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but our fourth quarter ends on December 31 and our full year results, as reported in our statement of operations, always include the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report any results for Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, or for the Westin Boston Waterfront for the month of operations that ends after our fiscal quarter-end because neither Vail Resorts, Noble Management Group, LLC,  Hilton Hotels Corporation, Westin Hotel Management, L.P., nor Marriott International make mid-month results available to us. As a result, our quarterly results of operations include results from Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, and the Westin Boston Waterfront as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

Ground Leases

Four of the Company’s hotels are subject to ground leases: Bethesda Marriott Suites, Courtyard Manhattan Fifth Avenue, Salt Lake City Downtown Marriott, and the Westin Boston Waterfront.  In addition, part of a parking structure at a fifth hotel and two golf courses at two additional hotels are also subject to ground leases.  In accordance with GAAP, the Company records rent expense on a straight-line basis for ground leases that provide minimal rental payments that increase in pre-established amounts over the remaining term of the ground lease.  For the second fiscal quarter 2008, contractual cash rent payable on the ground leases totaled $0.5 million and the Company recorded approximately $2.3 million in ground rent expense.  The non-cash portion of ground rent expense recorded for the second fiscal quarter 2008 was $1.8 million.

DIAMONDROCK HOSPITALITY COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 13, 2008	December 31, 2007
	(Unaudited)
ASSETS
Property and equipment, at cost	$2,123,272	$2,086,933
Less: accumulated depreciation	(182,922)	(148,101)

	1,940,350	1,938,832

Deferred financing costs, net	3,652	4,020
Restricted cash	34,138	31,736
Due from hotel managers	72,460	68,153
Favorable lease assets, net	41,721	42,070
Prepaid and other assets	21,065	17,043
Cash and cash equivalents	24,937	29,773

Total assets	$2,138,323	$2,131,627

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:

Mortgage debt	$823,117	$824,526
Senior unsecured credit facility	32,000	—
Total debt	855,117	824,526

Deferred income related to key money, net	20,631	15,884
Unfavorable contract liabilities, net	85,329	86,123
Due to hotel managers	36,048	36,910
Dividends declared and unpaid	23,923	22,922
Accounts payable and accrued expenses	59,309	64,980

Total other liabilities	225,240	226,819

Shareholders’ Equity:

Preferred stock, $.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 200,000,000 shares authorized; 94,535,000 and 94,730,813 shares issued and outstanding at June 13, 2008 and December 31, 2007, respectively	945	947
Additional paid-in capital	1,144,108	1,145,511
Accumulated deficit	(87,087)	(66,176)

Total shareholders’ equity	1,057,966	1,080,282

Total liabilities and shareholders’ equity	$2,138,323	$2,131,627

DIAMONDROCK HOSPITALITY COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Fiscal Quarters Ended June 13, 2008 and June 15, 2007 and

the Periods from January 1, 2008 to June 13, 2008 and January 1, 2007 to June 15, 2007

(in thousands, except per share amounts)

	Fiscal Quarter Ended June 13, 2008	Fiscal Quarter Ended June 15, 2007	Period from January 1, 2008 to June 13, 2008	Period from January 1, 2007 to June 15, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:

Rooms	$116,011	$114,252	$201,938	$199,006
Food and beverage	55,532	54,275	95,614	95,722
Other	9,473	9,417	16,327	15,429
Total revenues	181,016	177,944	313,879	310,157

Operating Expenses:

Rooms	26,249	25,146	47,408	45,259
Food and beverage	36,377	35,745	65,305	64,232
Management fees	8,048	7,882	13,013	13,063
Other hotel expenses	55,189	54,043	101,641	97,835
Depreciation and amortization	18,069	17,371	34,756	33,169
Corporate expenses	3,345	3,273	6,305	6,422
Total operating expenses	147,277	143,460	268,428	259,980
Operating profit	33,739	34,484	45,451	50,177

Other Expenses (Income):

Interest income	(332)	(666)	(770)	(1,260)
Interest expense	11,430	11,884	22,125	23,379
Total other expenses	11,098	11,218	21,355	22,119

Income before income taxes	22,641	23,266	24,096	28,058

Income tax (provision) benefit	(886)	(3,160)	2,836	(1,580)

Income from continuing operations	21,755	20,106	26,932	26,478

Income from discontinued operations, net of tax	—	407	—	825
Net income	$21,755	$20,513	$26,932	$27,303

Earnings per share:

Continuing operations	$0.23	$0.21	$0.28	$0.28
Discontinued operations	—	0.00	—	0.01
Basic and diluted earnings per share	$0.23	$0.21	$0.28	$0.29

DIAMONDROCK HOSPITALITY COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Periods from January 1, 2008 to June 13, 2008 and January 1, 2007 to June 15, 2007

(in thousands)

	Period from January 1, 2008 to June 13, 2008	Period from January 1, 2007 to June 15, 2007
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$26,932	$27,303
Adjustments to reconcile net income to net cash provided by operating activities:
Real estate depreciation	34,756	33,704
Corporate asset depreciation as corporate expenses	75	79
Non-cash ground rent	3,550	3,594
Non-cash financing costs as interest	372	349
Amortization of debt premium and unfavorable contract liabilities	(794)	(868)
Amortization of deferred income	(253)	(164)
Stock-based compensation	1,567	2,097
Yield support received	797	1,741
Non-cash yield support recognized	—	(189)
Changes in assets and liabilities:
Prepaid expenses and other assets	(4,022)	(460)
Restricted cash	(582)	530
Due to/from hotel managers	(5,966)	(10,650)
Accounts payable and accrued expenses	(8,455)	(3,630)
Net cash provided by operating activities	47,977	53,436

Cash flows from investing activities:
Hotel acquisitions	—	(331,325)
Receipt of deferred key money	5,000	—
Hotel capital expenditures	(36,766)	(22,549)
Change in restricted cash	(1,820)	(564)
Net cash used in investing activities	(33,586)	(354,438)

Cash flows from financing activities:
Repayments of credit facility	(15,000)	(35,000)
Draws on credit facility	47,000	61,500
Scheduled mortgage debt principal payments	(1,413)	(1,707)
Payment of financing costs	—	(1,113)
Proceeds from sale of common stock	—	317,935
Payment of costs related to sale of common stock	—	(380)
Share repurchases	(3,184)	—
Payment of dividends	(46,630)	(36,658)
Net cash (used in) provided by financing activities	$(19,227)	$304,577

DIAMONDROCK HOSPITALITY COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

For the Periods from January 1, 2008 to June 13, 2008 and January 1, 2007 to June 15, 2007

(in thousands)

	Period from January 1, 2008 to June 13, 2008	Period from January 1, 2007 to June 15, 2007
	(Unaudited)	(Unaudited)
Net (decrease) increase in cash and cash equivalents	$(4,836)	$3,575
Cash and cash equivalents, beginning of period	29,773	19,691
Cash and cash equivalents, end of period	$24,937	$23,266

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$24,176	$24,716
Cash paid for income taxes	$861	$340
Capitalized interest	$183	$—

Non-Cash Financing Activities:

Unpaid dividends	$23,923	$22,947

Non-GAAP Financial Measures

We use the following four non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) EBITDA, (2) Adjusted EBITDA, (3) FFO and (4) Adjusted FFO. EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	June 13, 2008	June 15, 2007
Net income	$21,755	$20,513
Interest expense	11,430	11,884
Income tax expense (1)	886	3,095
Depreciation and amortization (2)	18,069	17,643
EBITDA	$52,140	$53,135

(1)   Includes $0.1 million of income tax benefit included in discontinued operations for the fiscal quarter ended June 15, 2007.

(2)   Includes $0.3 million of depreciation expense included in discontinued operations for the fiscal quarter ended June 15, 2007.

	Historical (in 000s)
	Period From January 1, 2008 to June 13, 2008	Period From January 1, 2007 to June 15, 2007
Net income	$26,932	$27,303
Interest expense	22,125	23,379
Income tax (benefit) expense (1)	(2,836)	1,440
Depreciation and amortization (2)	34,756	33,704
EBITDA	$80,977	$85,826

(1)   Includes $0.1 million of income tax benefit included in discontinued operations for the period from January 1, 2007 to June 15, 2007.

(2)   Includes $0.5 million of depreciation expense included in discontinued operations for the period from January 1, 2007 to June 15, 2007.

	Forecast Third Quarter 2008 (in 000s)
	Low End	High End
Net income	$9,000	$11,000
Interest expense	11,700	11,700
Income tax benefit	(4,700)	(3,700)
Depreciation and amortization	18,600	18,600
EBITDA	$34,600	$37,600

	Forecast Full Year 2008 (in 000s)
	Low End	High End
Net income	$50,700	$54,700
Interest expense	50,000	50,000
Income tax benefit	(11,000)	(9,000)
Depreciation and amortization	79,200	79,200
EBITDA	$168,900	$174,900

We also evaluate our performance by reviewing Adjusted EBITDA because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•      Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•      The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

•      Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•      Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets.

•      Impairment Losses and Gains or Losses on Dispositions: We exclude the effect of impairment losses and gains or losses on dispositions recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to depreciation expense, which is also excluded from EBITDA.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	June 13, 2008	June 15, 2007
EBITDA	$52,140	$53,135
Non-cash ground rent	1,777	1,887
Non-cash amortization of unfavorable contract liabilities	(397)	(397)
Adjusted EBITDA	$53,520	$54,625

	Historical (in 000s)
	Period From January 1, 2008 to June 13, 2008	Period From January 1, 2007 to June 15, 2007
EBITDA	$80,977	$85,826
Non-cash ground rent	3,553	3,594
Non-cash amortization of unfavorable contract liabilities	(794)	(794)
Adjusted EBITDA	$83,736	$88,626

	Forecast Third Quarter 2008 (in 000s)
	Low End	High End
EBITDA	$34,600	$37,600
Non-cash ground rent	1,800	1,800
Non-cash amortization of unfavorable contract liabilities	(400)	(400)
Adjusted EBITDA	$36,000	$39,000

	Forecast Full Year 2008 (in 000s)
	Low End	High End
EBITDA	$168,900	$174,900
Non-cash ground rent	7,800	7,800
Non-cash amortization of unfavorable contract liabilities	(1,700)	(1,700)
Adjusted EBITDA	$175,000	$181,000

We compute FFO in accordance with standards established by NAREIT (which defines FFO as net income determined in accordance with GAAP), excluding gains (losses) from sales of property, plus depreciation and amortization. We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. We also use FFO as one measure in assessing our results.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	June 13, 2008	June 15, 2007
Net income	$21,755	$20,513
Real estate related depreciation and amortization (1)	18,069	17,643
FFO	$39,824	$38,156
FFO per share (basic and diluted)	$0.42	$0.40

(1)   Includes $0.3 million of depreciation expense included in discontinued operations for the fiscal quarter ended June 15, 2007.

	Historical (in 000s)
	Period From January 1, 2008 to June 13, 2008	Period From January 1, 2007 to June 15, 2007
Net income	$26,932	$27,303
Real estate related depreciation and amortization (1)	34,756	33,704
FFO	$61,688	$61,007
FFO per share (basic and diluted)	$0.65	$0.65

(1)   Includes $0.3 million of depreciation expense included in discontinued operations for the fiscal quarter ended June 15, 2007.

	Forecast Third Quarter 2008 (in 000s)
	Low End	High End
Net income	$9,000	$11,000
Real estate related depreciation and amortization (1)	18,600	18,600
FFO	$27,600	$29,600
FFO per share (basic and diluted)	$0.30	$0.32

	Forecast Full Year 2008 (in 000s)
	Low End	High End
Net income	$50,700	$54,700
Real estate related depreciation and amortization (1)	79,200	79,200
FFO	$129,900	$133,900
FFO per share (basic and diluted)	$1.40	$1.44

We also evaluate our performance by reviewing Adjusted FFO because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust FFO for the following items, which may occur in any period, and refer to this measure as Adjusted FFO:

•      Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•      The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

•      Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•      Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe that including them in FFO is not consistent with reflecting the ongoing performance of our remaining assets.

•      Impairment Losses: We exclude the effect of impairment losses recorded because we believe that including them in FFO is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains or losses on dispositions and depreciation expense, both of which are also excluded from FFO.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	June 13, 2008	June 15, 2007
FFO	$39,824	$38,156
Non-cash ground rent	1,777	1,887
Non-cash amortization of unfavorable contract liabilities	(397)	(397)
Adjusted FFO	$41,204	$39,646
Adjusted FFO per share (basic and diluted)	$0.43	$0.42

	Historical (in 000s)
	Period From January 1, 2008 to June 13, 2008	Period From January 1, 2007 to June 15, 2007
FFO	$61,688	$61,007
Non-cash ground rent	3,553	3,594
Non-cash amortization of unfavorable contract liabilities	(794)	(794)
Adjusted FFO	$64,447	$63,807
Adjusted FFO per share (basic and diluted)	$0.68	$0.68

	Forecast Third Quarter 2008 (in 000s)
	Low End	High End
FFO	$27,600	$29,600
Non-cash ground rent	1,800	1,800
Non-cash amortization of unfavorable contract liabilities	(400)	(400)
Adjusted FFO	$29,000	$31,000
Adjusted FFO per share (basic and diluted)	$0.32	$0.34

	Forecast Full Year 2008 (in 000s)
	Low End	High End
FFO	$129,900	$133,900
Non-cash ground rent	7,800	7,800
Non-cash amortization of unfavorable contract liabilities	(1,700)	(1,700)
Adjusted FFO	$136,000	$140,000
Adjusted FFO per share (basic and diluted)	$1.46	$1.51

Certain Definitions

In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Market Capitalization as of June 13, 2008

(in thousands, except per share data)

Enterprise Value

Common equity capitalization (at 6/13/08 closing price of $11.96/share)	$1,141,640
Consolidated debt	855,117
Cash and cash equivalents	(24,937)

Total enterprise value	$1,971,820

Dividend Per Share
Common dividend declared (holders of record on June 13, 2008)	$0.25

Share Reconciliation

Common shares outstanding	94,535

Unvested restricted stock held by management and employees	475
Share grants under deferred compensation plan held by corporate officers	445

Combined shares outstanding	95,455

Debt Summary as of June 13, 2008

(dollars in thousands)

Property	Interest Rate	Term	Outstanding Principal	Maturity

Courtyard Manhattan / Midtown East	5.195%	Fixed	$41,751	December 2009
Salt Lake City Marriott Downtown	5.500%	Fixed	35,077	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	51,000	June 2016
Marriott Griffin Gate Resort	5.110%	Fixed	28,789	January 2010
Bethesda Marriott Suites	3.330%	Variable	5,000	July 2010
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Marriott Frenchman’s Reef	5.440%	Fixed	62,500	August 2015
Renaissance Worthington	5.400%	Fixed	57,400	July 2015
Orlando Airport Marriott	5.680%	Fixed	59,000	January 2016
Chicago Marriott Downtown	5.975%	Fixed	220,000	April 2016
Austin Renaissance Hotel	5.507%	Fixed	83,000	December 2016
Waverly Renaissance Hotel	5.503%	Fixed	97,000	December 2016
Senior Unsecured Credit Facility	3.400%	Variable	32,000	February 2011
Total Debt			$855,117

Pro Forma Operating Statistics

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	2Q 2008	2Q 2007	B/(W)	2Q 2008	2Q 2007	B/(W)	2Q 2008	2Q 2007	B/(W)	2Q 2008	2Q 2007	B/(W)

Atlanta Alpharetta	$149.48	$154.93	(3.5)%	64.7%	63.6%	1.0%	$96.66	$98.56	(1.9)%	32.0%	34.4%	(2.38)%
Westin Atlanta North (1)	$144.12	$135.82	6.1%	63.0%	74.2%	(11.2)%	$90.75	$100.78	(10.0)%	26.7%	34.8%	(8.10)%
Atlanta Waverly	$146.56	$147.13	(0.4)%	69.8%	67.6%	2.2%	$102.28	$99.44	2.9%	26.3%	28.7%	(2.42)%
Renaissance Austin	$156.49	$161.75	(3.2)%	74.4%	81.7%	(7.3)%	$116.37	$132.11	(11.9)%	29.5%	30.7%	(1.17)%
Bethesda Marriott Suites	$197.55	$188.13	5.0%	79.4%	82.7%	(3.3)%	$156.81	$155.59	0.8%	32.7%	35.0%	(2.30)%
Boston Westin (1)	$202.48	$203.07	(0.3)%	70.6%	71.0%	(0.5)%	$142.87	$144.27	(1.0)%	31.2%	32.4%	(1.13)%
Chicago Marriott	$238.83	$227.40	5.0%	81.8%	84.1%	(2.3)%	$195.44	$191.31	2.2%	33.9%	32.3%	1.61%
Chicago Conrad (1)	$247.55	$238.14	4.0%	79.7%	73.6%	6.0%	$197.25	$175.35	12.5%	34.0%	32.2%	1.88%
Courtyard Fifth Avenue	$316.02	$281.34	12.3%	88.5%	92.6%	(4.1)%	$279.72	$260.54	7.4%	43.0%	40.9%	2.11%
Courtyard Midtown East	$320.39	$300.43	6.6%	89.4%	91.2%	(1.9)%	$286.33	$274.10	4.5%	45.9%	46.0%	(0.08)%
Frenchman’s Reef (1)	$261.23	$260.51	0.3%	84.8%	88.2%	(3.4)%	$221.59	$229.85	(3.6)%	29.8%	31.3%	(1.49)%
Griffin Gate Marriott	$155.72	$149.32	4.3%	71.8%	72.5%	(0.7)%	$111.85	$108.31	3.3%	32.8%	33.9%	(1.05)%
Los Angeles Airport	$115.35	$115.93	(0.5)%	84.7%	77.1%	7.6%	$97.70	$89.43	9.3%	24.4%	24.9%	(0.51)%
Oak Brook Hills (2)	$137.78	$136.49	0.9%	60.6%	65.7%	(5.1)%	$83.49	$89.66	(6.9)%	28.9%	30.6%	(1.74)%
Orlando Airport Marriott	$118.73	$119.19	(0.4)%	74.9%	80.6%	(5.8)%	$88.91	$96.12	(7.5)%	31.6%	33.8%	(2.17)%
Salt Lake City Marriott	$131.65	$127.97	2.9%	68.1%	66.1%	2.0%	$89.70	$84.61	6.0%	26.5%	25.8%	0.70%
The Lodge at Sonoma	$226.50	$218.66	3.6%	75.5%	74.6%	0.9%	$170.97	$163.15	4.8%	22.6%	22.4%	0.26%
Torrance Marriott South Bay	$124.77	$120.12	3.9%	80.1%	77.9%	2.2%	$99.97	$93.62	6.8%	27.0%	29.7%	(2.68)%
Vail Marriott (1)	$256.12	$266.72	(4.0)%	62.7%	57.3%	5.4%	$160.60	$152.78	5.1%	32.3%	29.7%	2.64%
Renaissance Worthington	$184.50	$177.82	3.8%	78.8%	77.1%	1.7%	$145.38	$137.11	6.0%	32.2%	32.7%	(0.57)%

(1)          The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the second quarter and include the months of March, April and May.

(2)          Hotel Adjusted EBITDA Margins for the second quarter of 2007 were impacted by $0.1 million in yield support at Oak Brook Hills.

Hotel Adjusted EBITDA Reconciliation

	Second Quarter 2008
					Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA

Atlanta Alpharetta	$3,704	$966	$218	$—	$—	$1,184
Westin Atlanta North (2)	$4,609	$574	$659	$—	$—	$1,233
Atlanta Waverly	$8,557	$47	$951	$1,251	$—	$2,249
Renaissance Austin	$8,454	$622	$802	$1,073	$—	$2,496
Bethesda Marriott Suites	$4,709	$(483)	$484	$69	$1,468	$1,538
Boston Westin (2)	$18,980	$3,016	$2,794	$—	$117	$5,927
Chicago Marriott	$28,317	$4,050	$2,836	$3,085	$(365)	$9,606
Chicago Conrad (2)	$7,272	$1,423	$1,053	$—	$—	$2,475
Courtyard Fifth Avenue	$4,386	$585	$455	$799	$48	$1,886
Courtyard Midtown East	$7,826	$2,559	$517	$516	$—	$3,592
Frenchman’s Reef (2)	$16,503	$3,448	$676	$800	$—	$4,925
Griffin Gate Marriott	$7,599	$1,386	$759	$48	$2	$2,496
Los Angeles Airport	$13,525	$1,014	$1,244	$1,042	$—	$3,300
Oak Brook Hills	$6,840	$1,058	$791	$—	$125	$1,974
Orlando Airport Marriott	$5,849	$357	$703	$788	$—	$1,848
Salt Lake City Marriott	$5,943	$661	$456	$457	$—	$1,574
The Lodge at Sonoma	$4,711	$561	$505	$—	$—	$1,066
Torrance Marriott South Bay	$5,987	$867	$752	$—	$—	$1,619
Vail Marriott (2)	$7,271	$1,656	$696	$—	$—	$2,352
Renaissance Worthington	$9,974	$1,757	$718	$733	$2	$3,209

(1)   The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)   The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the second quarter and include the months of March, April and May.

	Second Quarter 2007
					Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA

Atlanta Alpharetta	$3,765	$946	$347	$—	$—	$1,294
Westin Atlanta North (2)	$5,330	$1,231	$626	$—	$—	$1,857
Atlanta Waverly	$8,434	$317	$855	$1,249	$—	$2,421
Renaissance Austin	$9,042	$958	$747	$1,071	$—	$2,776
Bethesda Marriott Suites	$4,729	$(861)	$674	$366	$1,474	$1,653
Boston Westin (2)	$19,563	$3,807	$2,343	$—	$180	$6,330
Chicago Marriott	$26,864	$3,550	$2,369	$3,127	$(365)	$8,681
Chicago Conrad (2)	$6,621	$1,278	$851	$—	$—	$2,129
Courtyard Fifth Avenue	$4,099	$371	$443	$790	$73	$1,677
Courtyard Midtown East	$7,498	$2,384	$538	$525	$—	$3,447
Frenchman’s Reef (2)	$16,260	$3,746	$569	$779	$—	$5,094
Griffin Gate Marriott	$7,488	$1,497	$685	$355	$1	$2,538
Los Angeles Airport	$12,938	$1,041	$1,143	$1,039	$—	$3,223
Oak Brook Hills	$7,024	$626	$1,398	$—	$125	$2,150
Orlando Airport Marriott	$6,249	$662	$665	$783	$—	$2,110
Salt Lake City Marriott	$5,528	$262	$695	$469	$—	$1,426
The Lodge at Sonoma	$4,352	$531	$442	$—	$—	$973
Torrance Marriott South Bay	$5,795	$1,046	$676	$—	$—	$1,722
Vail Marriott (2)	$6,879	$1,394	$648	$—	$—	$2,043
Renaissance Worthington	$9,479	$1,748	$619	$734	$3	$3,104

(1)   The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)   The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the second quarter and include the months of March, April and May.